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                                     EXHIBIT 11.1

                          COMPUTATION OF NET LOSS PER SHARE

                                                                  MARCH 31,
                                                          1996                1995
                                                      ------------        ------------
              PRIMARY

Net loss                                              $(6,771,000)        $(1,622,000)
                                                      ------------        ------------
                                                      ------------        ------------

Weighted average common shares outstanding             10,424,420           8,755,941
Preferred stock  converted to common shares                    --             375,000
                                                      ------------        ------------
Shares used in the computation                         10,424,420           9,130,941
                                                      ------------        ------------
                                                      ------------        ------------
Net loss per share                                    $     (0.65)        $     (0.18)
                                                      ------------        ------------
                                                      ------------        ------------

            FULLY DILUTED

Net loss                                              $(6,771,000)        $(1,622,000)
                                                      ------------        ------------
                                                      ------------        ------------

Weighted average commons shares outstanding            10,424,420           8,755,941
Preferred stock converted to common shares                     --             375,000
                                                      ------------        ------------
Shares used in the computation                         10,424,420           9,130,941
                                                      ------------        ------------
                                                      ------------        ------------
Net loss per share                                    $     (0.65)        $     (0.18)
                                                      ------------        ------------
                                                      ------------        ------------